                                 LAW OFFICE OF
                         PILLSBURY MADISON & SUTRO LLP
                                   SUITE 1200
                             1050 CONNECTICUT, N.W.
                          WASHINGTON, D.C. 20036-5303
                            TELEPHONE (202) 887-0300
                            FACSIMILE (202) 296-7605
LOS ANGELES                                                       MENLO PARK
NEW YORK                                                          ORANGE COUNTY
SACRAMENTO                                                        SAN DIEGO
SAN FRANCISCO                                                     SAN JOSE
WASHINGTON D.C.                                                   HONG KONG
TOKYO
- ------
WRITER'S OFFICE AND
DIRECT DIAL NUMBER
(202) 463-2334

                                  July 2, 1996

VIA EDGAR TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attention:  Filing Desk

         Re:      Micro-Integration Corp. - Definitive Proxy
                  Materials - 1996 Annual Meeting

Dear Commissioners:

   On behalf of Micro-Integration Corp. (the "Company"), please find attached for filing a definitive copy of the Company's Notice of Annual Meeting and Proxy Statement relating to its Annual Meeting of Stockholders to be held on July 30, 1996. Simultaneously, with this letter, a filing fee of $125 is being wired to the Securities and Exchange Commission. The Company was not required to file preliminary proxy materials.

   The Company intends to mail definitive copies of the proxy materials to shareholders on or about July 2, 1996.

   By copy of this letter, three copies of the Company's Notice of Annual Meeting, Proxy Statement, form of Proxy and Annual Report to Stockholders have also been sent to The Nasdaq Stock Market.

   Please note that the Other Annual Compensation and Long Term Compensation columns have been omitted from the Summary Compensation Table because the Company had no information to report in these columns.

   The Company also advises the staff that no disclosure is required under Items 402(c), (d), (e), (f) or (i) regarding stock option grants, stock option exercises, long-term incentive plan awards, pension plan benefits and stock option repricing because the Company had no such awards.

Securities and Exchange Commission
July 2, 1996

Page 2

   If you have questions, please call the undersigned at 202-463-2334.

                                        Very truly yours,

                                        /s/  Holly E. Blewer
                                        --------------------
                                             Holly E. Blewer

ENCS.

cc:      The Nasdaq Stock Market (3 copies)
         Mr. John A. Parsons
         Mr. Christopher J. Burgess

         Mr. Keith J. Mendelson

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ]  Confidential,  for  Use of the  Commission  Only  (as  permitted  by  Rule
      14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             MICRO-INTEGRATION CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[  ] $500 per each  party  to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) _______ Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:

                             MICRO-INTEGRATION CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 30, 1996

   The Annual Meeting of Stockholders of Micro-Integration Corp. (the "Company") will be held on July 30, 1996 at the offices of the Company, One Science Park, Frostburg, Maryland 21532 at 3:00 p.m., for the purpose of considering and acting upon the following proposals:

          (1) To elect a Board of four (4) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

          (2) To ratify the designation of Ernst & Young LLP as independent accountants for the period ending March 31, 1997;

          (3) To transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on July 1, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

   The Company's March 31, 1996 Annual Report to Stockholders accompanies this Notice of Meeting and Proxy Statement.

                                        By Order of the Board of Directors
                                       /s/  Chris Burgess
                                       ------------------
                                            Chris Burgess
                                            Secretary

Frostburg, Maryland
July 2, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                             MICRO-INTEGRATION CORP.

                                ONE SCIENCE PARK
                            FROSTBURG, MARYLAND 21532

                                 (301) 689-0800

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 30, 1996

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Micro-Integration Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on July 30, 1996. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about July 3, 1996.

                                  VOTING RIGHTS

   Stockholders of record of the Company as of the close of business on July 1, 1996 have the right to receive notice of and to vote at the Annual Meeting. On June 1, 1996, the Company had issued and outstanding 2,394,745 shares of Common Stock (the "Common Stock"), the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. For action to be taken at the Annual Meeting, the majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Shares of stock may not be voted cumulatively. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the Meeting. Abstentions will be counted in tabulations of the votes cast on proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

                                     PROXIES

   Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its stockholders.

   Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. It is intended that shares represented by proxies received by the Company with no instructions will be voted in favor of all proposals set forth in the Notice of Meeting and for the nominees as described below.

   Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or
(ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED MARCH 31, 1996, WITH EXHIBITS, MAY BE OBTAINED BY ANY STOCKHOLDER OF THE COMPANY, WITHOUT CHARGE, BY WRITING TO: MICRO-INTEGRATION CORP., ATTENTION: CHRIS BURGESS, ONE SCIENCE PARK, FROSTBURG, MARYLAND 21532.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

   The Company's bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors. By resolution dated February 8, 1995, the Board fixed the size of the Board at four (4) persons. At the Annual Meeting, a Board of four (4) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. All of the nominees are presently directors of the Company. In the event that any Management nominee shall become unavailable, or if other persons are nominated, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

   The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Restated Certificate of Incorporation of the Company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is present may elect directors.

                   THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

   JOHN A. PARSONS, 52, has been President, Chairman of the Board of Directors and a director of the Company since it was founded in 1986. He held the same positions at Micro-Integration, Inc., the Company's predecessor, from its founding in 1978. From 1975 to 1978, he was an independent consultant doing business as John A. Parsons and Associates, specializing in IBM mainframe communications systems. He was with Avon Products, Inc. as Project and Group Leader, Software and Communications Systems from 1972 to 1975 and was a Data
Processing Supervisor for AT&T from 1964 to 1972. He was awarded the ICCP (Institute for the Certification of Computer Professionals) CDP (Certificate in Data Processing) in 1977.

   WAYNE M. LEE, 50, was elected as a Director of the Company in September 1994. He currently serves as Chairman of Ryan Lee & Co., Inc., a McLean,
Virginia-based investment banking and brokerage firm, which underwrote the May 1994 initial public offering of the Company and which makes a market in shares of its stock. Mr. Lee was formerly a Managing Director at Bankers Trust New York Corporation from 1987 to 1990, where he was a senior investment banker.

   MAXWELL F. EVELETH, JR., 58, is a director of the Company and joined the board in 1986 when the Company acquired i.e. Systems, Inc. ("IES"). Mr. Eveleth was also Executive Vice President of the Company from 1986 to 1987. Prior to the Company's acquisition of IES, he was Chairman of the Board, President and Chief Executive Officer of IES. Currently, Mr. Eveleth is Executive Vice President, MatchWare Technologies, Inc. He has held this position since 1993. From October 1987 to 1993, he was the managing partner and lead consultant of The Metanoic Group, an industry and technology market consulting firm which generally served small information technology companies.

   W. BRAUN JONES, JR., 51, was elected as a Director of the Company in September 1994. From June 1993 to April 1994, Mr. Jones served as President and Chief Executive Officer of Genesys Information Systems Corporation, a leading provider of document imaging software to government and commercial users. Mr. Jones was also founder, Chairman and Chief Executive Officer of Carlyn Computer Systems Inc., a computer dealer and leasing company, from 1980 to 1995. Mr. Jones was co-founder and Vice Chairman of the Board for five years, from 1985 to 1991, of Suburban Bank, a $160 million institution with six Washington, D.C. area offices. He has also served on numerous other boards of private companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

COMMITTEES AND MEETINGS

   The Board of Directors held six meetings during fiscal 1995-96. The Board of Directors also acted two times by unanimous written consent. The Board of Directors has standing Audit and Stock Option/Compensation Committees. The Audit Committee conducted its business during the regular meetings of the Board of Directors during the last fiscal year and, therefore, did not hold any separate meetings. The Stock Option/Compensation Committee, in addition to meetings as part of the regular meetings of the Board of Directors, conferred from time to time as necessary. The Board of Directors has no standing nominating committee. All directors attended more than 75% of the Board meetings and the meetings of the committees of the Board on which such directors served.

   The Audit Committee of the Board presently consists of Mr. Eveleth and Mr. Lee. The Audit Committee has the responsibility to review the scope of the annual audit, recommend to the Board of Directors the appointment of the independent auditors, and meet with the independent auditors for review and analysis of the Company's systems, the adequacy of controls and the sufficiency of financial reporting and accounting compliance.

   Messrs. Lee and Jones currently serve on The Stock Option/Compensation Committee. The Stock Option/Compensation Committee administers the Company's 1994 Stock Plan and determines the compensation to be paid to each of the Company's executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of the Common Stock as of June 1, 1996 by: (i) each person who is known by the Company to beneficially own more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer ("CEO") and the Company's most highly compensated executive officer other than the CEO who was serving at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000, (the CEO and the executive officer being collectively referred to as the "Named Individuals"), and (iv) all directors and executive officers of the Company as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.



                                                                                           Number of Shares
                                                                                          Beneficially Owned
                       NAME OF BENEFICIAL OWNER                                            ON JULY 1, 1996         PERCENT
                       ------------------------                                           -----------------        -------
John A. Parsons(1).....................................................                       1,221,164              51.0%
Micro-Integration Corp.
One Science Park
Frostburg, MD 21532

Maxwell F. Eveleth, Jr.................................................                          62,336              2.6%
W. Braun Jones, Jr.....................................................                           1,700              *
Wayne M. Lee(2)........................................................                          37,470             1.6%
Barry J. Wirtanen......................................................                            -0-                *
All directors and executive officers as a group

(9 persons) (1)(2)(3) .................................................                       1,345,277              55.7%
=========================================================================================================================

- ------------
*  Less than 1%.

(1) Includes 15,003 shares held in the Micro-Integration Corp. Employee Savings and Stock Ownership Plan, 4,993 shares of which are held by Mr. Parson's wife. Mr. Parsons disclaims beneficial ownership of his wife's shares.

(2) Includes 28,470 shares subject to a warrant exercisable on or after May 25, 1995.

(3) Includes 10,730 shares subject to options exercisable within 60 days after June 1, 1996.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

   The Securities and Exchange Commission requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of an entity other than the Company and an executive officer of such other entity served or serves as a director or on the compensation committee of the Company. The Company does not have any such interlocks. Decisions as to executive compensation are made by the Stock Option/Compensation Committee. Messrs. Lee and Jones are members of the Stock Option/Compensation Committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth all compensation for the fiscal years ending March 31, 1994, 1995 and 1996 awarded to, earned by, or paid for services rendered to the Company in all capacities by, the Named Individuals.


                           SUMMARY COMPENSATION TABLE

                                        FISCAL
                                     YEAR ENDING                                           All Other
    NAME AND PRINCIPAL POSITION        MARCH 31          ANNUAL COMPENSATION           COMPENSATION ($)
    ---------------------------        --------         ---------------------          ----------------
                                                      SALARY ($)       BONUS ($)
John A. Parsons                           1996           $138,915            -0-             $ 9,330(1)
President and Chief Executive             1995           $127,658        $21,812             $12,202(2)
Officer                                   1994           $122,183        $24,307             $11,413(3)
                                          ----
Barry J. Witanen                          1996           $141,878            -0-                    -0-
Vice President, Sales                     1995           $ 24,999            -0-                    -0-
                                          1994                -0-            -0-                    -0-
                                          ----
===========================================================================================================

 ----------------------------

(1) Includes payments made by the Company as premiums on a life insurance policy for Mr. Parsons $8,910.

(2) Includes payments made by the Company as premiums on a life insurance policy for Mr. Parsons ($7,747) and matching contributions under the Company's 401(k) savings plan ($4,033).

(3) Includes payments made by the Company as premiums on a life insurance policy for Mr. Parsons ($7,669) and matching contributions under the Company's 401(k) savings plan ($3,324).

OPTION GRANTS IN LAST FISCAL YEAR

No options were granted during the fiscal year ended March 31, 1996 to the Named Individuals.

OPTION EXERCISES IN LAST FISCAL YEAR

   No options were exercised during the fiscal year ended March 31, 1996 by any of the Named Individuals. The last sale price of the Common Stock as reported on the Nasdaq Stock Market on March 31, 1996, the fiscal year-end, was $2.00 per share.

DIRECTORS' COMPENSATION

   Nonemployee directors are compensated as follows: $1,200 per meeting attended, $1,500 per committee membership, and a cash payment equal to 135% of the value of 500 shares of Common Stock on the last business day of each quarter. In addition, each nonemployee director who has served for one full year is granted stock options for 1,000 shares of Common Stock on the date of the Annual Meeting of Stockholders. Directors must serve one full quarter in order to be eligible for compensation. In addition, the Company's 1994 Stock Plan provides for automatic grants of stock options to nonemployee directors. Directors are reimbursed for expenses in attending Board meetings.

EMPLOYMENT AGREEMENTS

   Prior to resignation from his position as Managing Director of Micro-Integration Corp. PLC on April 2, 1996, the Company had an employment agreement with Barry J. Underhill. The agreement provided for salary in the amount of (pound) 62,100 per year plus five percent of pre-tax net profit of Micro-Integration Corp. PLC, paid quarterly, and a fully expensed Company car. The above payment package was to be increased annually in line with an agreed "UK cost of living index." Either party was authorized to unilaterally terminate the agreement, with six months notice by the Company, three months notice by Mr. Underhill.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

   As permitted by Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation includes a provision that eliminated the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide generally that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary.

   The Company has entered into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified.

   The  indemnification   provision  in  the  Bylaws,  and  the  indemnification
agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

   The indemnification agreements provide that the Company may purchase and maintain director and officer liability insurance. During the 1995-1996 fiscal year the Company purchased $1,000,000 in director and officer liability insurance from Admiral Insurance Company at an annual cost of $35,000. The insurance is renewable in November 1996.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                PROPOSAL NUMBER 2

                      RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has approved the retention of Ernst & Young LLP as independent auditors for the Company for the current fiscal year. The stockholders are asked to ratify the designation of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending March 31, 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

   Should the stockholders fail to ratify the designation of Ernst & Young LLP as independent auditors, retention of the firm for the fiscal year ending March 31, 1997 will be reconsidered by the Board of Directors.

   Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of Ernst & Young LLP as independent auditors for the Company's fiscal year ending March 31, 1997.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS

   COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") reports on Forms 3, 4 and 5 of ownership and changes in ownership of the Company's securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

   Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they are not required to file a Form 5 for the fiscal year ended March 31, 1995, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 1995, except that (i) Christopher J. Burgess, an executive officer of the Company, inadvertently filed his Form 3 late, on May 16, 1996, which Form 3 was due within ten days after Mr. Burgess joined the Company on November 1, 1995; (ii) William L. Shomo, a former executive officer of the Company who ceased to be a reporting person for purposes of Section 16(a) of the Exchange Act on May 15, 1995, sold 16,000 shares of the Company's Common Stock on August 17, 1995, which sale he failed to report until it was reported on a Form 5 on May 17, 1996; and
(iii) Kenneth R. Tressler, a former executive officer of the Company who ceased to be a reporting person for purposes of Section 16(a) of the Exchange Act on August 31, 1995, filed a Form 5 reporting an April 1, 1995 stock option grant and forfeits of that grant and a previous grant, on May 24, 1996, seven days late.

   PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING. Proposals of security holders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than March 12, 1997.

   OTHER MATTERS. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

   PROXY SOLICITATION. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                       By Order of the Board of Directors,
                                       /S/  CHRIS BURGESS
                                       ------------------
                                            CHRIS BURGESS
                                            Secretary

Frostburg, Maryland
July 2, 1996

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